UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

Shiba Koen Annex 6 f, Shiba Koen 3-chome, Minato-ku, Tokyo Japan	105-0011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +813-6409-6761

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chairman and President.

On July 18, 2023, the Board of Directors (the “Board”) of AERWINS Technologies Inc. (the “Company”) appointed Mr. Kiran Sidhu as Executive Chairman and President of the Company. On the same date, Mr. Sidhu simultaneously resigned from his position as Chairman of the Board, in which he has served in since May 15, 2023.

In addition to his service with the Company, Mr. Sidhu, age 58, is the Managing Member of Catalyst Capital LLC, founded in January 1999. Catalyst invests in early-stage companies, including technology, biotechnology, and cannabis. Prior to his service to the Company, Mr. Sidhu served as the CEO and a Director of Halo Collective (NEO: HALO), a multi-state cannabis operator, from September 2018 to June 2022. He has also been the CEO of ANM, Inc. (“ANM”), a wholly owned subsidiary of Halo Collective, since April 2016.

Mr. Sidhu was previously a non-executive director and audit committee chairman of Namaste Technologies Inc. (TSX-V: N), a technology company that provided cannabis-related marketplaces for products and services in 20 countries from October 2016 to February 2019. Additionally, Mr. Sidhu was the Chairman and CEO of Transact Network Ltd., a leading EU electronic money institution, which was later sold to The Bancorp, Inc. (NYSE: TBBK) in 2011. Before founding Transact Network Ltd., he held the position of Managing Director of Aspen Communications, an Indian outsourcing company provides e-commerce fraud detection, accounting, customer support, systems support, and data analytics services to e-commerce companies. Mr. Sidhu currently serves as a non-executive director of Aspen Communications.

Earlier in his career, Mr. Sidhu served as the CFO of On Stage Entertainment (NASDAQ: ONST) and oversaw its initial public offering. He also co-founded Nano Universe PLC (LSE-AIM: NANO) and served as the Finance Director, overseeing the company’s listing on the LSE-AIM. In addition, Mr. Sidhu worked as a Manager in Price Waterhouse’s strategic consulting group in Los Angeles and a Senior Associate in mergers and acquisitions at Merrill Lynch Capital Markets in New York. He graduated with honors in Computer Science from Brown University in 1985, and earned an MBA in Finance from the Wharton School of Business in 1987.

Appointment of Director.

On July 18, 2023, the Board of Directors expanded the Board by one person, to a total of seven persons, appointing Mr. Robert Lim as a Director of the Company, filling the newly created vacancy. Mr. Lim’s term is to serve in such position until his earlier death, resignation or removal from office.

Mr. Lim is the principal and cofounder of a law firm, De Novo Law Corporation located in Vancouver, BC Canada that primarily practices corporate/commercial law and civil litigation. Mr. Lim co-founded De Novo Law Corporation in March 2023 after he ended his term as the founder and principal of Robert Bradley Lim Law Corporation - his legal practice which he started in June 2021. Before being called to the bar as a lawyer, he worked as an articling student/lawyer from Sept 2021 - May 2022 and a legal assistant from Sept 2020 - August 2021 at a real estate and business law focused law firm called Winright Law Corporation. Prior to becoming a lawyer, he came from a marketing background - having previously worked as a marketing coordinator for an environmental consulting firm in 2017 called NEXT Environmental. In 2018, he began his own digital marketing agency and provided digital marketing services to clients throughout British Columbia.

After evaluation, the Board determined that Mr. Lim qualifies as an “independent director” pursuant to the definition of independence under the listing rules of the Nasdaq and applicable SEC rules and based on the review summarized above.

Resignation of Directors.

As mentioned above under Appointment of Executive Chairman and President, On July 18, 2023, upon his appointment as Executive Chairman and President of the Company, Mr. Kiran Sidhu resigned from his position as Chairman of the Board, where he served since May 15, 2023. Mr. Sidhu’s resignation as Chairman of the Board is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

On July 17, 2023, Mr. Daisuke Katano, the Company’s Chief Operating Officer and Board of Directors Member, notified the Board that he has resigned from his Board of Directors role only, effective immediately. Mr. Katano will remain in his role as Chief Operating Officer. Mr. Katano’s resignation is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

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In accordance with the requirements of Item 5.02(a) of Form 8-K, the Company has provided Mr. Sidhu and Mr. Katano with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day of filing this Form 8-K with the Securities and Exchange Commission.

Reconstitution of the Committees and their Members.

On July 18, the Board deemed it in the best interests of the Corporation to amend the composition of the Committees of the Board, reconstituted and shall be comprised of the following persons. It has also been determined that any persons not named below are hereby removed from the applicable Committee to the extent previously serving thereon:

●	The Audit Committee shall be comprised of the following persons: Katharyn Field as Audit Committee Chair; Robert Lim; and, Pavanveer Gill.
●	The Compensation Committee shall be comprised of the following persons: Pavanveer Gill as Compensation Committee Chair; Robert Lim; and, Katharyn Field.
●	The Nominating and Corporation Governance Committee shall be comprised of the following persons: Robert Lim as Nominating and Corporation Governance Committee; Katharyn Field; and, Pavanveer Gill.

Formation of Special Committee for Evaluation and Recommendation of Funding Alternatives. Appointment of Directors to Committee.

On July 18, 2023, the Board formed a new committee. The “Funding Committee of the Board” shall be comprised on the following persons: Katharyn Field as Chair of the Committee; Mr. Lim; and, Mr. Katano. The purpose of the committee is to consider funding alternatives and make recommendations on such alternatives to the Board.

Item 8.01 Other Events.

Independence and Audit Committee Financial Expert Evaluation of Katharyn Field.

On July 18, 2023, the Board has completed the evaluation of the independence of Katharyn Field and whether Ms. Field is considered an independent director for purposes of the audit committee composition requirements under listing standards and applicable SEC rules. After its evaluation, the Board has determined that Ms. Field qualifies as an independent director under the applicable Nasdaq rules and has also affirmatively determined that Ms. Field also qualifies as an independent director for purposes of audit committee membership under the applicable Nasdaq rules and SEC rules. The Board has further determined that Ms. Field qualifies as an audit committee financial expert as defined under SEC rules and that reports filed by the Company with the SEC will name her as such an expert.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2023	AERWINS Technologies Inc.

	By:	/s/ Taiji Ito
Taiji Ito
Chief Executive Officer

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